Cohen Fund Audit Services, Ltd. 1350 Euclid Ave., Suite 800 Cleveland, OH 44115-1877	216.649.1700 216.579.0111 fax
www.cohenfund.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants for The Sound Mind Investing Dynamic Allocation Fund, a series of the Valued Advisers Trust, we hereby consent to all references to our firm included in or made a part of the Statement of Additional Information in the Post-Effective Amendment to the Valued Advisers Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

February 19, 2013

Registered with the Public Company Accounting Oversight Board